REAVES UTILITY INCOME FUND

Statement Pursuant to Section 19(a) of the Investment Company Act of 1940

On November 26, 2014, the Reaves Utility Income Fund (NYSE MKT: UTG) (the “Fund”), a closed-end sector fund, paid a monthly distribution on its common stock of $0.13750 per share to shareholders of record at the close of business on November 18, 2014.

The following table sets forth the estimated amount of the sources of distribution for purposes of Section 19 of the Investment Company Act of 1940, as amended, and the related rules adopted there under. The Fund estimates the following percentages, of the total distribution amount per share, attributable to (i) current and prior fiscal year net investment income, (ii) net realized short-term capital gain, (iii) net realized long-term capital gain and (iv) return of capital or other capital source as a percentage of the total distribution amount. These percentages are disclosed for the current distribution as well as the fiscal year-to-date cumulative distribution amount per share for the Fund.

Current Distribution from:
	Per Share ($)%
Net Investment Income	0.03060	22.26%
Net Realized Short-Term Capital Gain	0.00392	2.85%
Net Realized Long-Term Capital Gain	0.10298	74.89%
Return of Capital or other Capital Source	0.00000	0.00%
Total (per common share)	0.13750	100.00%

Fiscal Year-to-Date Cumulative Distributions from:
	Per Share ($)%
Net Investment Income	0.03060	22.26%
Net Realized Short-Term Capital Gain	0.00392	2.85%
Net Realized Long-Term Capital Gain	0.10298	74.89%
Return of Capital or other Capital Source	0.00000	0.00%
Total (per common share)	0.13750	100.00%

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and not for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Presented below are return figures, based on the change in the Fund’s Net Asset Value per share (“NAV”), compared to the annualized distribution rate for this current distribution as a percentage of the NAV on the last day of the month prior to distribution record date.

Fund Performance & Distribution Information

Fiscal Year to Date (11/01/2013 through 10/31/2014)
Annualized Distribution Rate as a Percentage of NAV^	5.11%
Cumulative Distribution Rate on NAV^	0.42%
Cumulative Total Return on NAV*	24.28%

Average Annual Total Return on NAV for the 5 Year Period Ended 10/31/2014**	23.59%

^	Based on the Fund’s NAV as of October 31, 2014.

*	Cumulative fiscal year-to-date return is based on the change in NAV including distributions paid and assuming reinvestment of these distributions for the period November 1, 2013, through October 31, 2014.

**	The 5 year average annual total return is based on change in NAV including distributions paid and assuming reinvestment of these distributions and is through the last business day of the month prior to the month of the current distribution record date.

While the NAV performance may be indicative of the Fund’s investment performance, it does not measure the value of a shareholder’s investment in the Fund. The value of a shareholder’s investment in the Fund is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market. Shareholders should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

Furthermore, the Board of Trustees reviews the amount of any potential distribution and the income, capital gain or capital available. The Board of Trustees will continue to monitor the Fund’s distribution level, taking into consideration the Fund’s net asset value and the financial market environment. The Fund’s distribution policy is subject to modification by the Board of Trustees at any time. The distribution rate should not be considered the dividend yield or total return on an investment in the Fund.

REAVES UTILITY INCOME FUND

Statement Pursuant to Section 19(a) of the Investment Company Act of 1940

On March 31, 2015, the Reaves Utility Income Fund (NYSE MKT: UTG) (the “Fund”), a closed-end sector fund, paid a monthly distribution on its common stock of $0.15125 per share to shareholders of record at the close of business on March 18, 2015.

The following table sets forth the estimated amount of the sources of distribution for purposes of Section 19 of the Investment Company Act of 1940, as amended, and the related rules adopted there under. The Fund estimates the following percentages, of the total distribution amount per share, attributable to (i) current and prior fiscal year net investment income, (ii) net realized short-term capital gain, (iii) net realized long-term capital gain and (iv) return of capital or other capital source as a percentage of the total distribution amount. These percentages are disclosed for the current distribution as well as the fiscal year-to-date cumulative distribution amount per share for the Fund.

Current Distribution from:
	Per Share ($)%
Net Investment Income	0.13600	89.92%
Net Realized Short-Term Capital Gain	0.01525	10.08%
Net Realized Long-Term Capital Gain	0.00000	0.00%
Return of Capital or other Capital Source	0.00000	0.00%
Total (per common share)	0.15125	100.00%

Fiscal Year-to-Date Cumulative Distributions from:
	Per Share ($)%
Net Investment Income	0.60661	83.24%
Net Realized Short-Term Capital Gain	0.01917	2.63%
Net Realized Long-Term Capital Gain	0.10297	14.13%
Return of Capital or other Capital Source	0.00000	0.00%
Total (per common share)	0.72875	100.00%

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and not for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Presented below are return figures, based on the change in the Fund’s Net Asset Value per share (“NAV”), compared to the annualized distribution rate for this current distribution as a percentage of the NAV on the last day of the month prior to distribution record date.

Fund Performance & Distribution Information

Fiscal Year to Date (11/01/2014 through 2/27/2015)
Annualized Distribution Rate as a Percentage of NAV^	5.56%
Cumulative Distribution Rate on NAV^	2.23%
Cumulative Total Return on NAV*	1.65%

Average Annual Total Return on NAV for the 5 Year Period Ended 2/27/2015**	20.27%

^	Based on the Fund’s NAV as of February 27, 2015.

*	Cumulative fiscal year-to-date return is based on the change in NAV including distributions paid and assuming reinvestment of these distributions for the period November 1, 2014, through February 27, 2015.

**	The 5 year average annual total return is based on change in NAV including distributions paid and assuming reinvestment of these distributions and is through the last business day of the month prior to the month of the current distribution record date.

While the NAV performance may be indicative of the Fund’s investment performance, it does not measure the value of a shareholder’s investment in the Fund. The value of a shareholder’s investment in the Fund is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market. Shareholders should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

Furthermore, the Board of Trustees reviews the amount of any potential distribution and the income, capital gain or capital available. The Board of Trustees will continue to monitor the Fund’s distribution level, taking into consideration the Fund’s net asset value and the financial market environment. The Fund’s distribution policy is subject to modification by the Board of Trustees at any time. The distribution rate should not be considered the dividend yield or total return on an investment in the Fund.

REAVES UTILITY INCOME FUND

Statement Pursuant to Section 19(a) of the Investment Company Act of 1940

On April 30, 2015, the Reaves Utility Income Fund (NYSE MKT: UTG) (the “Fund”), a closed-end sector fund, paid a monthly distribution on its common stock of $0.15125 per share to shareholders of record at the close of business on April 17, 2015.

The following table sets forth the estimated amount of the sources of distribution for purposes of Section 19 of the Investment Company Act of 1940, as amended, and the related rules adopted there under.  The Fund estimates the following percentages, of the total distribution amount per share, attributable to (i) current and prior fiscal year net investment income, (ii) net realized short-term capital gain, (iii) net realized long-term capital gain and (iv) return of capital or other capital source as a percentage of the total distribution amount.  These percentages are disclosed for the current distribution as well as the fiscal year-to-date cumulative distribution amount per share for the Fund.

Current Distribution from:
	Per Share ($)%
Net Investment Income	0.03497	23.12%
Net Realized Short-Term Capital Gain	0.05166	34.16%
Net Realized Long-Term Capital Gain	0.06462	42.72%
Return of Capital or other Capital Source	0.00000	0.00%
Total (per common share)	0.15125	100.00%

Fiscal Year-to-Date Cumulative Distributions from:
	Per Share ($)%
Net Investment Income	0.64157	72.91%
Net Realized Short-Term Capital Gain	0.07083	8.05%
Net Realized Long-Term Capital Gain	0.16760	19.04%
Return of Capital or other Capital Source	0.00000	0.00%
Total (per common share)	0.88000	100.00%

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and not for tax reporting purposes.  The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Presented below are return figures, based on the change in the Fund’s Net Asset Value per share (“NAV”), compared to the annualized distribution rate for this current distribution as a percentage of the NAV on the last day of the month prior to distribution record date.

Fund Performance & Distribution Information

Fiscal Year to Date (11/01/2014 through 3/31/2015)
Annualized Distribution Rate as a Percentage of NAV^	5.73%
Cumulative Distribution Rate on NAV^	2.78%
Cumulative Total Return on NAV*	-0.88%

Average Annual Total Return on NAV for the 5 Year Period Ended 3/31/2015**	18.39%

^	Based on the Fund’s NAV as of March 31, 2015.

*	Cumulative fiscal year-to-date return is based on the change in NAV including distributions paid and assuming reinvestment of these distributions for the period November 1, 2014, through March 31, 2015.

**	The 5 year average annual total return is based on change in NAV including distributions paid and assuming reinvestment of these distributions and is through the last business day of the month prior to the month of the current distribution record date.

While the NAV performance may be indicative of the Fund’s investment performance, it does not measure the value of a shareholder’s investment in the Fund.  The value of a shareholder’s investment in the Fund is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market. Shareholders should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Managed Distribution Plan.

Furthermore, the Board of Trustees reviews the amount of any potential distribution and the income, capital gain or capital available.  The Board of Trustees will continue to monitor the Fund’s distribution level, taking into consideration the Fund’s net asset value and the financial market environment.  The Fund’s distribution policy is subject to modification by the Board of Trustees at any time.  The distribution rate should not be considered the dividend yield or total return on an investment in the Fund.